As filed with the Securities and Exchange Commission on September 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Houston American Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	76-0675953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Gillespie

Chief Executive Officer

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Joseph E. Segilia, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

(212) 660-3060

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2025

PROSPECTUS

$300,000,000

Houston American Energy Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Houston American Energy Corp. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $300,000,000. The preferred stock, debt securities, warrants, rights, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently listed on NYSE American Stock Exchange operated by NYSE American LLC (the “NYSE American”) under the symbol “HUSA”. On September 15, 2025, the last reported sale price of our common stock on NYSE American was $6.69.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Houston American Energy Corp. as “we,” “us,” “our” “HUSA,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” “projects,” “continues,” “should,” “could,” “would” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us.

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PROSPECTUS SUMMARY

General

The Company has operated as an independent oil and gas company, which had previously focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties. With its principal properties, and operations, in the U.S. Permian Basin. With additional properties in the Louisiana U.S. Gulf Coast region.

In November 2024, the Company recruited a new management team to assist its diversification and to explore opportunities to add to its portfolio by seeking out new opportunities in various parts of the energy sector. As the company realized, the demand for all forms of energy is growing and there were many untapped opportunities in oil & gas, renewable energy, and energy transition technologies.

In July 2025, the Company completed its acquisition of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”), a technology-driven platform focused on converting waste into renewable fuels and chemicals. AGIG has a commercially ready solution for converting waste into valuable fuels and chemicals, with a backlog of development opportunities utilizing proprietary technologies and key industry partnerships.

Abundia Global Impact Group

AGIG, is a technology solutions company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors. AGIG is focused on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. AGIG uses a combination of proprietary, licensed and commercialized technologies to produce a complete process that turns waste plastics and biomass into crude or drop-in alternatives to fossil derived energy, fuels and chemicals. AGIG’s holistic approach has brought together the complete commercial chain with feedstocks, technology, a diverse management team, and world class off-take partners for the growing suite of products in place.

Risk Factor Summary

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

Risks Related to Our Business

●	We have experienced recurring operating losses and may not attain profitability; attainment of profitability will require successful drilling and development operations to support substantial increases in production and revenues.
●	Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.
●	We may be unable to make attractive acquisitions and any acquisitions may be subject to substantial risks that could adversely affects our business.
●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Oil and Gas Operating Risks

●	Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.
●	The unavailability or high cost of drilling rigs, equipment, supplies, personnel, water disposal and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget and operate profitably.
●	Increased regulation, or limitations on the use, of hydraulic fracturing could increase our cost of operations and reduce profitability.

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Risks Related to AGIG’s Business and Operations

●	AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.
●	AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.

Risks Related to AGIG’s Manufacturing and Commercialization

●	AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.
●	AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.
●	AGIG is vulnerable to fluctuations in the supply and price of raw materials.
●	If AGIG is unable to successfully add additional process trains , AGIG may not meet its customer demand.
●	AGIG may face supply chain issues for the procurement of critical components that may impact its technology deployment cost estimates and schedule timelines.

Risks Related to AGIG’s Legal, Regulatory, and Environmental, Health and Safety Matters

●	AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.
●	AGIG’s technology deployment sites require permitting and planning, some of which are in line with petrochemical standards, delays or being unable to secure these may adversely affect its deployment schedule.

Risks Related to AGIG’s Intellectual Property

●	AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.
●	AGIG’s patent rights may not provide commercially meaningful protection against competition.
●	AGIG relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could harm AGIG’s business.

General Risks Related to AGIG

●	AGIG is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.
●	Conditions in the financial markets and economic conditions in general may adversely affect AGIG’s ability to raise additional capital, execute its business plan or remain in business.
●	If AGIG experiences a significant disruption in its information technology systems, including security breaches, or if AGIG fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected.

Corporate Information

Our principal executive office is located at 801 Travis Street, Suite 1425 Houston, Texas, and our telephone number is (713) 222-6966. Our website address is https://houstonamerican.com/. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, together with all of the other information contained or incorporated by reference herein or therein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

We have experienced recurring operating losses and may not attain profitability; attainment of profitability will require successful drilling and development operations to support substantial increases in production and revenues.

We have incurred losses from operations in each year since 2011 and, at June 30, 2025, had an accumulated deficit of $88,042,432. Our ability to attain profitability is substantially dependent upon our other oil and gas assets. In order to increase production and revenues, we will need to successfully drill new wells on our existing acreage at a pace, and with results, significantly greater than in recent years. If, for any reason, we are unable to substantially increase our production and revenues and sustain or grow our profitability, while controlling drilling costs and overhead, we may never attain, or sustain, profitability. Our ability to so increase production and revenues and attain profitability is subject to all of the other risks of oil and gas operations as well as our ability to fund our share of drilling and development operations.

Our ability to operate profitably and our financial condition are highly dependent on energy prices. A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

●	the price and quantity of imports of foreign oil and natural gas;

●	political conditions, including embargoes or tariffs, in or affecting other oil-producing activity;

●	the level of global oil and natural gas exploration and production activity;

●	the level of global oil and natural gas inventories;

●	weather conditions;

●	technological advances affecting energy consumption, including renewable energy initiatives that result in energy consumption transitioning away from fossil fuels; and

●	the price and availability of alternative fuels.

Global economic growth drives demand for energy from all sources, including fossil fuels. Should the U.S. and global economies experience weakness, demand for energy may decline. Similarly, should growth in global energy production outstrip demand, excess supplies may arise. Declines in demand and excess supplies may result in accompanying declines in commodity prices and deterioration of our financial position along with our ability to operate profitably and our ability to obtain financing to support operations.

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With respect to our business, we have experienced periodic declines in demand thought to be associated with slowing economic growth in certain markets coupled with new oil and gas supplies coming on line and other circumstances beyond our control that resulted in oil and gas supply exceeding global demand which, in turn, resulted in steep declines in prices of oil and natural gas.

Past declines in prices reduced, and any declines that may occur in the future can be expected to reduce, our revenues and profitability as well as the value of our reserves. Such declines adversely affect well and reserve economics and may reduce the amount of oil and natural gas that we can produce economically, resulting in deferral or cancellation of planned drilling and related activities until such time, if ever, as economic conditions improve sufficiently to support such operations. Any extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

Our ability to acquire additional mineral acreage and to drill and develop our existing acreage as well as other acreage that may be acquired is subject to availability of financing on satisfactory terms.

Our financial resources are limited and may not be adequate to fully drill and develop our acreage or to consummate any meaningful acquisition. Our available funds as of September 2025 are expected to be adequate to fund our share of current existing well expenses. However, our funds on hand are not expected to be adequate to support a long-term drilling and development plan with respect to our existing acreage holdings, should such a plan be implemented.

We may continue to seek to access the capital markets to support planned drilling operations or acquisitions through sales of equity securities or may seek debt financing to support such capital requirements. We do not presently have any commitments to provide equity or debt financing to support any future drilling operations or acquisitions and there can be no assurance that such financing will be available if and when needed on acceptable terms or at all. If we are unable to fund our share of drilling and completion costs of future wells, we may experience flat and declining production and revenues and decreased profitability and may be subject to penalties with respect to our interest in acreage.

We may be unable to make attractive acquisitions and any acquisitions may be subject to substantial risks that could adversely affects our business.

Acquisitions of additional mineral acreage at favorable prices is part of our strategy to increase and diversify our holdings and grow our production and revenues. We expect to focus our acquisition efforts in the Permian Basin with an emphasis on partnering with proven operators in the area to acquire positions at favorable prices. Competition for mineral acreage in the Permian Basin is intense. Other operators, particularly large operators, have historically paid substantially higher prices for Permian Basin acreage than we have paid. There can be no assurance that we will be able to successfully acquire additional acreage in the Permian Basin, or elsewhere at favorable prices or at all. Even if we are successful in acquiring additional acreage on favorable terms, it is possible that such acreage (i) will be more speculative than higher priced acreage, (ii) may face challenges or limitations in drilling and operations such as lack of, or limited access to, critical infrastructure, or (iii) may prove uneconomical.

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Our success depends on our staff, which is small in size and limited in technical capabilities, and third party consultants, the loss of any of whom could disrupt our business operations.

Our success will depend on our ability to attract and retain key staff members. Our staff is extremely small in size and possesses limited technical capabilities. We do not presently maintain any significant internal technical capabilities but rely on the engineering, geological and other technical skills of our board and third party consultants. If members of our staff should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.

Our charter and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire our company and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Delaware corporate law and our charter and bylaws contain provisions that could delay, deter or prevent a change in control of our Company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. These provisions:

●	authorize our board of directors to issue “blank check” preferred stock, which is preferred stock that can be created and issued by our board of directors, without stockholder approval, with rights senior to those of our common stock;

●	provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

●	provide that directors may be removed only for cause; and

●	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

We are also subject to anti-takeover provisions under Delaware law, which could also delay or prevent a change of control. Taken together, these provisions of our charter, bylaws, and Delaware law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Our management has identified a material weakness in our internal control over financial reporting. The material weakness was due to a lack of controls in the financial closing and reporting process, including a lack of segregation of duties and the documentation and design of formalized processes and procedures surrounding the creation and posting of journal entries and account reconciliations.

If our remaining material weakness, which management concluded is still present as of the date of these financial statements, is not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our consolidated financial statements and a failure to meet our reporting and financial obligations.

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Oil and Gas Operating Risks

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read “Reserve estimates depend on many assumptions that may turn out to be inaccurate” (below) for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

●	delays imposed by or resulting from compliance with regulatory requirements;

●	pressure or irregularities in geological formations;

●	shortages of or delays in obtaining equipment and qualified personnel;

●	equipment failures or accidents;

●	adverse weather conditions;

●	reductions in oil and natural gas prices;

●	title problems; and

●	limitations in the market for oil and natural gas.

Cost overruns, curtailments, delays and cancellations of operations as a result of the above factors and other factors common in our industry may materially adversely affect our operating results and financial position and our ability to maintain our interests in prospects.

We are dependent upon third party operators of our oil and gas properties.

Under the terms of the operating agreements related to our oil and gas properties, third parties act as the operator of each of our oil and gas wells and control the drilling and operating activities to be conducted on our properties. Therefore, we have limited control over certain decisions related to activities on our properties, which could affect our results of operations. Decisions over which we have limited control include:

●	the timing and amount of capital expenditures;

●	the timing of initiating the drilling and recompleting of wells;

●	the extent of operating costs; and

●	the level of ongoing production.

Decisions made by our operators may be different than those we would make reflecting priorities different than our priorities and may materially adversely affect our operating results and financial position, including potential declines in production and revenues from properties, declines in value of properties and lease expirations, among other potential consequences.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are properties on which we have identified what we believe, based on available seismic and geological information, to be indications of oil or natural gas potential. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects.

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Our operations are expected to involve use of horizontal drilling and completion techniques, which involve risks and uncertainties in their application.

Our operations, in most instances, are expected to involve utilizing some of the latest drilling and completion techniques as developed by our service providers, including horizontal drilling and completion techniques. Risks that we face while drilling horizontal wells include, but are not limited to, the following:

●	landing the wellbore in the desired drilling zone;

●	staying in the desired drilling zone while drilling horizontally through the formation;

●	running casing the entire length of the wellbore; and

●	being able to run tools and other equipment consistently through the horizontal wellbore.

Risks that we face while completing wells include, but are not limited to, the following:

●	the ability to fracture stimulate the planned number of stages;

●	the ability to run tools the entire length of the wellbore during completion operations; and

●	the ability to successfully clean out the wellbore after completion of the final fracture stimulation stage.

Horizontal drilling in emerging areas with little or no history of use of such techniques is more uncertain than drilling in areas that are more developed and have a longer history of established horizontal drilling operations. If our horizontal drilling fails to adequately address the risks described, we may incur costs overruns, underperformance by wells or non-productive wells.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel, water disposal and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget and operate profitably.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel, including shortages or unavailability of personnel, supplies and equipment, could delay or adversely affect our development and exploration operations. If the price of oil and natural gas increases, the demand for production equipment and personnel will likely also increase, potentially resulting, at least in the near-term, in shortages of equipment and personnel. In addition, larger producers may be more likely to secure access to such equipment by virtue of offering drilling companies more lucrative terms. In particular, high levels of horizontal drilling and hydraulic fracturing operations in the Permian Basin have, from time to time, created increased demand, and higher costs, for associated drilling and completion services, water supply, handling and disposal and access to production handling and transportation infrastructure, each of which have resulted in higher than anticipated prices with respect to our initial Reeves County wells. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow but could also significantly increase the cost of producing those reserves, thereby negatively impacting anticipated net income.

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We may not be able to obtain access on commercially reasonable terms or otherwise to pipelines and storage facilities, gathering systems and other transportation, processing, fractionation and refining facilities to market our oil and gas production; we rely on a limited number of purchasers of our products.

The marketing of oil and gas production depends in large part on the availability, proximity and capacity of pipelines and storage facilities, gathering systems and other transportation, processing, fractionation and refining facilities, as well as the existence of adequate markets. If there were insufficient capacity available on these systems, if these systems were unavailable to us, or if access to these systems were to become commercially unreasonable, the price offered for our production could be significantly depressed, or we could be forced to shut in some production or delay or discontinue drilling plans and commercial production following a discovery of hydrocarbons while we construct our own facility or await the availability of third party facilities. We rely on facilities developed and owned by third parties in order to store, process, transport, fractionate and sell our oil and gas production. Our plans to develop and sell our oil and gas reserves could be materially and adversely affected by the inability or unwillingness of third parties to provide sufficient transportation, storage or processing and fractionation facilities to us, especially in areas of planned expansion where such facilities do not currently exist.

The amount of oil and gas that can be produced is subject to limitations in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering, transportation, refining or processing facilities, or lack of capacity on such facilities. Curtailments arising from these and similar circumstances may last from a few days to several months, resulting in lost or curtailed production and revenues.

We may operate in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas could have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

To the extent that we enter into transportation contracts with pipelines that are subject to FERC regulation, we are subject to FERC requirements related to use of such capacity. Any failure on our part to comply with FERC’s regulations and policies or with an interstate pipeline’s tariff could result in the imposition of civil and criminal penalties.

A limited number of companies purchase a majority of our production. The loss of a significant purchaser could have a material adverse effect on our ability to sell production.

Our oil and gas holdings and operations are concentrated, and we are dependent upon the results of drilling and production operations on a small number of prospects and wells. If those properties and wells perform below expectations, we may experience production, revenues and profitability below expectations.

We have historically been focused on development of a small number of geographically concentrated prospects. Accordingly, we lack diversification with respect to the nature and geographic location of our holdings. As a result, we are exposed to higher dependence on individual resource plays and may experience substantial losses should a single individual prospect prove unsuccessful. While we continually evaluate potential prospects in operations in diverse regions, our production, revenues and profitability for the foreseeable future are expected to be highly dependent upon the results of existing and future wells we may drill in the Permian Basin. In order to grow our revenues and improve profitability, we must continue to drill productive wells. If existing wells, or future wells we may drill, perform below expectations, we may experience flat or declining production and revenues and may be unable to attain profitability.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

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A substantial percentage of our properties are unproven and undeveloped; therefore, the cost of proving and developing our properties and risk associated with our success is greater than would be the case if the majority of our properties were categorized as proved developed producing.

Because a substantial percentage of our properties are unproven and/or undeveloped, we require significant capital to prove and develop such properties before they may become productive. Because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be successfully drilled and developed to the extent that they result in positive cash flow. Even if we are successful in our drilling and development efforts, it could take several years for a significant portion of our unproven properties to be converted to positive cash flow.

We may incur substantial uninsured losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

●	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

●	abnormally pressured formations;

●	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

●	fires and explosions;

●	personal injuries and death; and

●	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of a significant accident or other event that is not fully covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

Accounting rules require that we periodically review the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we have written down the carrying value of our oil and natural gas properties periodically and may be required to further write down the carrying value of oil and gas properties in the future. A write-down would constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

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Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex, requiring interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves reported.

In order to prepare our estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development activities, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

The present value of future net revenues from our proved reserves, as reported from time to time, should not be assumed to be the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on costs on the date of the estimate and average prices over the preceding twelve months. Actual future prices and costs may differ materially from those used in the present value estimate. If future prices decline or costs increase it could negatively impact our ability to finance operations, and individual properties could cease being commercially viable, affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

Our operations will be subject to environmental and other government laws, regulations and policies that are costly, could potentially subject us to substantial liabilities and potentially result in decreased demand for products.

Crude oil and natural gas exploration and production operations in the United States are subject to extensive federal, state and local laws and regulations. Oil and gas companies are subject to laws and regulations addressing, among others, land use and lease permit restrictions, bonding and other financial assurance related to drilling and production activities, spacing of wells, unitization and pooling of properties, environmental and safety matters, plugging and abandonment of wells and associated infrastructure after production has ceased, operational reporting and taxation. Failure to comply with such laws and regulations can subject us to governmental sanctions, such as fines and penalties, as well as potential liability for personal injuries and property and natural resources damages. We may be required to make significant expenditures to comply with the requirements of these laws and regulations, and future laws or regulations, or any adverse change in the interpretation of existing laws and regulations, could increase such compliance costs. Regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations.

Our oil and gas operations are subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

●	require the acquisition of a permit before drilling commences;

●	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

●	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

●	impose substantial liabilities for pollution resulting from operations.

Failure to comply with these laws and regulations may result in:

●	the imposition of administrative, civil and/or criminal penalties;

●	incurring investigatory or remedial obligations; and

●	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to be in compliance in all material respects with all applicable environmental laws and regulations, we cannot assure you that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability.

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We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations.

In addition, many countries as well as several states and regions of the U.S. have agreed to regulate emissions of “greenhouse gases” and have adopted policies to actively promote alternative energy “green energy” sources that are specifically designed to replace fossil fuels. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of burning of natural gas and oil, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and “green energy” initiatives could substantially reduce demand for our products in the future.

Increased regulation, or limitations on the use, of hydraulic fracturing could increase our cost of operations and reduce profitability.

Our existing Permian Basin wells have been hydraulically fractured and future wells that we may drill in the Permian Basin are expected to be economically viable only if hydraulic fracturing is utilized to increase flows of oil and natural gas, particularly in shale formations. The use of hydraulic fracturing has been the subject of much scrutiny and debate in recent years with many activists and state and federal legislators and regulators actively pushing for most stringent regulation of such operations or even the ban of such operations.

In the event that state or federal regulation of hydraulic fracturing is increased or hydraulic fracturing is substantially curtailed or prohibited through law or regulation, our cost of drilling and operating wells may increase substantially. In some cases, increased costs associated with increased regulation of hydraulic fracturing, or the prohibition of hydraulic fracturing, may result in wells being uneconomical to drill and operate that would otherwise be economical to drill and operate in the absence of such regulations or prohibitions. Should wells be determined to be uneconomical as a result of increasing regulation of hydraulic fracturing, we may be required to write-down or abandon oil and gas properties that are determined to be uneconomical to drill and develop. Additionally, potential litigation arising from alleged harm resulting from hydraulic fracturing may materially adversely affect our financial results and position regardless of whether we prevail on the merits of such litigation.

Risks Related to AGIG’s Business and Operations

AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.

AGIG has incurred net losses since its inception, including net losses of $3,621,948 for the year ended December 31, 2024, and $2,118,566 for the six months ended June 30, 2025. AGIG believes that it will continue to incur operating and net losses in the future while it grows, including following AGIG’s initial generation of revenues from the sale of its products, which may occur later than AGIG expects or not at all. AGIG does not expect to be profitable for the foreseeable future as it invests in its business, build capacity and ramp up operations, and AGIG cannot assure you that it will ever achieve or be able to maintain profitability in the future. Even if AGIG is able to successfully develop its products and attract customers, there can be no assurance that AGIG will be financially successful. For example, as AGIG expands its product portfolio and expands internationally, AGIG will need to manage costs effectively to sell those products at its expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If AGIG is ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of AGIG’s products.

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AGIG has identified material weaknesses in its internal control over financial reporting.

AGIG has identified material weaknesses in its internal controls over financial reporting with regard to the assessment of the formal control environment and control activities. AGIG has not performed a risk assessment in relation to segregation of duties, or for the risk that the financial statements may be materially misstated.

In addition, AGIG has identified a material weakness in its internal controls over financial reporting related to the accounting for significant and unusual transactions. This weakness could result in errors or misstatements in its financial statements, which may not be detected in a timely manner. AGIG is actively working to remediate this weakness by enhancing its control environment and implementing more robust procedures for the review and approval of such transactions.

The existence of these material weaknesses could adversely affect AGIG’s ability to accurately report its financial condition and results of operations. It may also impact investor confidence, potentially leading to a decline in our stock price and increased scrutiny from regulatory authorities. AGIG is actively working to remediate these material weaknesses by enhancing its internal controls, including implementing additional review procedures, ensuring proper segregation of duties, and providing targeted training to our accounting and finance personnel.

AGIG’s financial results could vary significantly from quarter to quarter and may be subject to macroeconomic influences, and its projections may differ materially from actual results.

AGIG’s operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside of its control. As a result, comparing AGIG’s operating results on a period-to-period basis may not be meaningful. In addition, AGIG may not be able to predict its future revenues or results of operations. AGIG bases its current and future expense levels on its internal research and development plans and forecasts, and its operating costs vary to the extent of its research and development and the planning for additional products. As a result, AGIG may incur significant or unanticipated expenses associated with its research and development efforts of its products under development. In addition to other risk factors discussed in this section, factors that may contribute to the variability of AGIG’s quarterly results include:

●	AGIG’s use of available cash resources;

●	the timing of release of research and development and trial results and new products and services by AGIG’s competitors, particularly those that may represent a significant portion of revenues in any given period;

●	the popularity of new products, and products released in prior periods;

●	changes by AGIG’s competitors;

●	AGIG’s success in entering new geographic markets;

●	decisions by AGIG to incur additional expenses, such as increases in research and development;

●	the level of expenses associated with AGIG’s regulatory applications or compliance; and

●	the timing of compensation expense associated with equity compensation grants.

As a result of these and other factors, AGIG’s quarterly and annual operating results could be materially adversely affected. Moreover, AGIG’s operating results may not meet the expectations of research analysts or investors, in which case the price of its common stock could decrease significantly.

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AGIG will require substantial additional financing to fund its operations and complete the development and commercialization of its technologies and AGIG may not be able to do so on favorable terms.

AGIG expects its expenses to increase in connection with its ongoing activities. AGIG also expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. AGIG cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of its products. If AGIG is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts.

AGIG has based its estimates on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. AGIG’s operating plans and other demands on its cash resources may change as a result of many factors currently unknown, and it may need to seek additional funds sooner than planned, through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements. In addition, AGIG may seek additional capital due to favorable market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans. Attempting to secure additional financing may divert AGIG’s management from day-to-day activities, which may adversely affect its ability to develop products.

AGIG’s future capital requirements will depend on many factors, including:

●	the costs and timing of manufacturing for AGIG’s products, including commercial manufacturing of its products;

●	the costs of obtaining, maintaining and enforcing AGIG’s intellectual property rights;

●	the timing and amount of the milestone or other payments AGIG must make to the licensors and other third parties from whom AGIG has licensed or acquired technology;

●	the costs and timing of establishing or securing sales and marketing capabilities for its products;

●	AGIG’s ability to achieve market acceptance and adequate market share and revenue for its products; and

●	the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements.

In addition, AGIG’s products may not achieve commercial success. Accordingly, AGIG will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to AGIG on acceptable terms, or at all.

AGIG’s technology may not be successful in developing commercial products.

AGIG and its potential future collaborators may spend many years and dedicate significant financial and other resources to developing its technology that may never be successfully commercialized. AGIG’s technology may never become successfully commercialized for, among others, any of the following reasons:

●	AGIG may not be able to secure sufficient funding to progress its technology through development and commercial validation;

●	AGIG or its future collaborators may be unable to obtain the requisite regulatory approvals for its technology;

●	Competitors may launch competing or more effective technology;

●	AGIG’s technology may not be commercially successful;

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●	Current and future collaborators may be unable to fully develop and commercialize products containing AGIG’s technology or may decide, for whatever reason, not to commercialize such products; and

●	AGIG may be unable to secure adequate patent protection in the necessary jurisdictions.

If any of these things were to occur, it could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan, or remain in business.

If AGIG is unable to manage its growth and expand its operations successfully, its reputation and brand may be damaged and its business and results of operations may be harmed.

AGIG expects rapid growth and the number of facilities from which it operates to increase in the future. AGIG’s ability to effectively manage its anticipated growth and expansion of its operations will require AGIG to do, among other things, the following:

●	enhance its operational, financial and management controls and infrastructure, human resource policies, and reporting systems and procedures;

●	effectively scale its operations, including accurately predicting the need for floor space, equipment, and additional staffing; and

●	successfully identify, recruit, hire, train, develop, maintain, motivate and integrate additional employees.

These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. Furthermore, AGIG’s growth has placed, and will continue to place, a strain on its operational, financial and management infrastructure. AGIG’s future financial performance and its ability to execute on its business plan will depend, in part, on its ability to effectively manage any future growth and expansion. There are no guarantees AGIG will be able to do so in an efficient or timely manner, or at all. AGIG’s failure to effectively manage growth and expansion could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing its ability to perform to its customers’ expectations.

AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.

The bio-mass to liquid fuel market is relatively new and competition is still developing. Large early-stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are multiple competitors worldwide with limited funding, which could cause poor experiences, hampering overall adoption or trust in any particular provider.

Furthermore, AGIG’s current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than AGIG to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put AGIG at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of AGIG’s current or future target markets, which could create price pressure. In light of these factors, even if AGIG’s offerings are more effective and higher quality than those of its competitors, current or potential customers may accept its competitors’ solutions instead of AGIG’s. If AGIG fails to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

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AGIG relies on industry partners to affect its growth strategy and to execute its business plan, and AGIG’s failure to successfully maintain and manage these relationships could delay or prevent it from achieving or sustaining profitability.

AGIG has developed relationships with various third-party partners who enable and enhance its ability to bring its products various markets. These partners can provide critical support to enable AGIG to reach certain markets and better address customer needs, including through the development of joint reference designs, the establishment of relationships with key customers and the validation of its products. These partners may also be AGIG’s competitors, which can negatively impact their willingness to collaborate with AGIG, to support the integration of its solutions with their products, and to pursue joint sales and marketing efforts. In addition, in some cases it may be necessary to share competitively sensitive information with AGIG’s partners that could enable its partners to compete more effectively against AGIG or create uncertainty regarding ownership of intellectual property rights. If AGIG is unable to continue to successfully develop or maintain these relationships, it may not be able to compete effectively and its business and results of operations may be adversely affected.

AGIG expects to rely on a limited number of industry partners for a significant portion of its near-term revenue.

AGIG’s ability to successfully enter into, maintain and manage partnering arrangements will be critical factors to the success of its business and growth. AGIG relies heavily and expects to continue to rely heavily on such arrangements. AGIG has limited or no control over the amount or timing of resources that any third party commits to negotiating a partnering arrangement with it or, if negotiated and entered into, the timing or the number of resources that a third party will commit to its projects. Any third party with which AGIG is in negotiations may experience a change of policy or priorities and may discontinue negotiations with it. Any of AGIG’s industry partners may fail to perform their obligations as expected. These industry partners may breach or terminate their agreements with AGIG or otherwise fail to conduct their partnering activities successfully and in a timely manner. Further, AGIG’s industry partners may not develop commercially viable products arising out of its partnering arrangements or devote sufficient resources to the development, manufacture, marketing and/or sale of AGIG’s products. Moreover, disagreements with an industry partner regarding strategic direction, economics of the relationship between partners and AGIG, intellectual property or other matters could develop, and any such conflict could reduce AGIG’s ability to enter into future partnering agreements and negatively impact its relationships with one or more existing industry partners. Any of these events could delay AGIG’s anticipated timelines, prevent the successful development and commercialization of its products, negatively impact its financial results, and prevent AGIG from ever achieving or sustaining profitability. Moreover, these negative consequences could be augmented in the event that AGIG is forced to seek replacement partners, particularly for those whose plant locations would have allowed for favorable relevant feedstock acquisition costs.

AGIG’s partnering opportunities could be harmed and its anticipated timelines could be delayed if:

●	AGIG does not achieve its objectives under its arrangements in a timely manner, or at all;

●	AGIG’s existing or potential industry partners become unable, unwilling or less willing to expend their resources on research and development or commercialization efforts with AGIG due to general market conditions, their financial condition, feedstock pricing or other circumstances, many of which are beyond AGIG’s control;

●	AGIG disagrees with its industry partners as to rights to intellectual property they jointly develop, or their research programs or commercialization activities;

●	AGIG is unable to successfully manage multiple simultaneous partnering arrangements;

●	applicable laws and regulations, domestic or foreign, impede AGIG’s ability to enter into strategic arrangements;

●	AGIG develops processes or enter into additional partnering arrangements that conflict with the business objectives of its other arrangements;

●	AGIG’s industry partners become competitors of AGIG or enter into agreements with its competitors; or

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●	consolidation in AGIG’s target markets limits the number of potential industry partners.

Additionally, because AGIG has entered into exclusive arrangements with industry partners, other potential partners in AGIG’s industry may choose to compete against it, rather than partnering with it. This may limit AGIG’s partnering opportunities and harm its business and prospects. Moreover, AGIG’s business could be negatively impacted if any of its industry partners undergoes a change of control or assigns the rights or obligations under any of its agreements. If any of AGIG’s industry partners were to assign these agreements to its competitors or to a third party who is not willing to work with AGIG on the same terms or commit the same resources as the current industry partner, AGIG’s business and prospects could be adversely affected.

AGIG’s and its industry partners’ failure to accurately forecast demand for any product produced using AGIG’s process technologies could result in an unexpected shortfall or surplus that could negatively affect its results of operations.

Because of the length of time it takes to develop and commercialize AGIG’s products using its technologies, AGIG must make development and production decisions well in advance of commercial production and sale of such products. AGIG’s ability to accurately forecast demand for any of its products that are commercialized can be adversely affected by a number of factors, many of which are outside of AGIG’s control, including actions by its competitors, changes in market conditions, environmental factors and adverse weather conditions. A shortfall or surplus in the supply of AGIG’s products may reduce its revenues, damage its reputation and adversely affect customer or partner relationships, which could harm AGIG’s business, results of operations and financial condition. In addition, surpluses of AGIG’s products could result in its needing to record charges for excess inventory.

AGIG and its industry partners have a limited operating history utilizing its technology and different feedstocks, which may make it difficult to evaluate AGIG’s future viability and predict its future performance.

AGIG’s operations to date have been limited to financing and staffing its company, developing its technology and developing its product candidates. Consequently, predictions about AGIG’s future success or viability may not be as accurate as they could be if AGIG had a longer history of successfully developing and commercializing products.

Additionally, the demand for AGIG’s technologies may vary from quarter to quarter. A number of factors, over which AGIG has limited or no control, may contribute to fluctuations in its financial results, such as:

●	delays in receipt of anticipated purchase orders;

●	performance of its independent distributors;

●	positive or negative media coverage of its products or products of its competitors;

●	its ability to obtain further regulatory clearances or approvals;

●	delays in, or failure of, product and component deliveries by its subcontractors and suppliers;

●	customer response to the introduction of new product offerings; and

●	fluctuations in foreign currency.

Technological innovation by others could render AGIG’s technology and the products produced uneconomical.

The low carbon fuel industry is characterized by rapid and significant technological change. AGIG’s success will depend on its ability to maintain a competitive position with respect to technological advances. AGIG’s technology and the products derived from its technology may be rendered obsolete or uneconomical by technological advances, more efficient and cost-effective products or entirely different approaches developed by one or more of AGIG’s competitors. Though AGIG plans to continue to expend significant resources to enhance its technology platform and processes, there are no assurances AGIG will be able to keep pace with technological change.

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Risks Related to AGIG’s Manufacturing and Commercialization

Fluctuations in the prices of waste-based feedstocks used to manufacture the products produced using AGIG’s process technologies may affect AGIG or AGIG’s industry partners’ cost structure, gross margin and ability to compete.

AGIG may experience increases in the cost or a sustained interruption in the supply or shortage of waste-based feedstocks necessary for the manufacture of its products. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials, including increased production of electric vehicles and other energy storage applications by AGIG’s competitors and companies in adjacent markets such as passenger cars and stationary storage.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

AGIG’s success is highly dependent on its ability to maintain and efficiently utilize its technology platform, and to effectively identify potential products for which to develop and commercialize new process technologies, and problems related to AGIG’s technology platform could harm its business and result in wasted research and development efforts.

AGIG is highly dependent on its technology platform for the development and commercialization of its products. If AGIG experiences challenges in its technology platform, such as problems with engineering, or if AGIG encounters problems interpreting and analyzing data using its technology platform, AGIG’s business may be harmed.

AGIG is vulnerable to fluctuations in the supply and price of raw materials.

AGIG will purchase raw materials and packaging supplies from several sources. While all such materials are available from independent suppliers, raw materials are subject to fluctuations in price and availability attributable to a number of factors, including general economic conditions, commodity price fluctuations, the demand by other industries for the same raw materials, and the availability of complementary and substitute materials. The profitability of AGIG’s business also depends on the availability and proximity of these raw materials to its factories. The choice of raw materials to be used at AGIG’s facility is determined primarily by the price and availability, yield loss of lower quality raw materials, and the capabilities of the producer’s production facility. Additionally, the cost of transportation could favor suppliers located in close proximity to AGIG’s factories. If the quality of these raw materials is lower, the quality of AGIG’s product may suffer. Economic and financial factors could impact AGIG’s suppliers, thereby causing supply shortages. Increases in raw material costs could have a material adverse effect on AGIG’s business, financial condition, or results of operations. AGIG’s feedstock supply strategy, including any hedging procedures, may be insufficient, and AGIG’s results could be materially impacted if costs of materials increase.

If AGIG is unable to successfully add additional process trains, AGIG may not meet its customer demand.

To be successful and compete economically, AGIG will have to add additional reactor trains to the currently operational design, this may bring challenges with feedstock preparation and product recovery portions of the technology train. AGIG may encounter difficulties in scaling up production, including problems with the supply of key components. Even if AGIG is successful in developing its manufacturing capability, AGIG does not know whether it will do so in time to satisfy the requirements of its customers. In order to fully implement AGIG’s business plan, it will need operate larger industrial commercial facility, develop strategic partnerships, or find other means to produce greater volumes of finished product.

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AGIG may face manufacturing capacity issues that may adversely affect its deployment targets.

To successfully commercialize any of AGIG’s products, AGIG and its partners must have the capability to produce in significantly larger quantities than AGIG has to date at acceptable quality levels on a cost-effective basis, and otherwise effectively scale up its operations. Any products that AGIG develops to the point of commercial production may not perform in the same manner, or AGIG may encounter operational challenges for which it is unable to devise a workable solution. If this occurs, AGIG’s ability to commercially scale its technology and processes will be adversely affected, and with respect to any products that are brought to market, AGIG may not be able to lower it and its partners’ cost of production, which would adversely affect AGIG’s ability to increase the future profitability of its business. AGIG’s expectations and estimates and the underlying assumptions regarding anticipated capital efficiencies and lower operating costs for plants using its processes compared to conventional fossil-derived energy, fuels and chemicals may prove to be incorrect. AGIG may never achieve the necessary results to produce at larger scale or achieve other production process efficiencies. Moreover, upon commercial production of AGIG’s alternative energy, fuels and chemicals, it anticipates it taking multiple months to ramp up production to target production rate. Even if AGIG and its partners are able to successfully produce on a larger scale, it may take longer than anticipated for the plants to produce at target productions rates, which would affect AGIG’s profitability. In addition, although AGIG’s management team has significant experience in chemical technology, the skills and knowledge gained in these fields and in operating similar production facilities may prove insufficient in connection with its operation of large-scale facilities.

While abundant, if the availability of the waste-based feedstocks declines or competition for them increases, AGIG may be required to raise the prices of its products which could reduce the demand and affect AGIG’s revenue.

The production from AGIG’s processes will require large volumes of feedstocks. AGIG cannot predict the future availability of any feedstock necessary to produce products using its processes, or be sure that the suppliers of these feedstocks will be able to supply them in sufficient quantities, in a timely manner or at a cost that allows AGIG to competitively price chemicals produced using its processes. The supply of feedstocks might be impacted by a wide range of factors, including a shift in supply demand, supply chain problems and competition for the feedstock and price. Declines in the availability of the feedstocks used for AGIG’s products could force it to delay or reduce production, raise the prices of products, and result in reduced demand and reduced revenue.

Failure to continuously reduce operating and capital costs for AGIG’s facilities that deploy its technologies may impact adoption of its products and could negatively impact AGIG’s business, financial condition, results of operations and prospects.

AGIG’s business and results of operations are sensitive to a number of factors, both within and outside its control. In the event of a sustained reduction in revenues, for whatever reason, it may be necessary to implement an expense reduction plan. The successful implementation of an expense reduction plan, if and when deemed advisable by management, depends on many factors, including AGIG’s ability to identify the need for such a plan in a timely manner, to effectively implement such a plan, as well as certain factors which are beyond its control, including economic conditions, labor market conditions and ability to maintain its management team to implement AGIG’s plan. Any one of these factors, or other unforeseen factors, could have a material adverse effect on AGIG’s ability to implement any targeted cost savings to stabilize its results of operations. Furthermore, if AGIG is unable to reduce operating costs, it may be unable or substantially delayed from expanding and commercializing AGIG’s business.

Construction of AGIG’s facilities may not be completed in the expected timeframe or in a cost-effective manner. Any significant delays in the construction of plants could severely impact AGIG’s business, financial condition, results of operations and prospects.

AGIG has not completed development for all of its planned properties, and do not expect to have full annual production from all of its properties until market conditions permit AGIG to complete these development plans. AGIG expects to incur significant capital expenditures until AGIG has completed the development of its properties. In addition, the development of AGIG’s properties involves numerous regulatory, environmental, political and legal uncertainties that are beyond its control and that may cause delays in, or increase the costs associated with, their completion. Accordingly, AGIG may not be able to complete the development of the properties on schedule, at the budgeted cost or at all, and any delays beyond the expected development periods or increased costs above those expected to be incurred could have a material adverse effect on its business, financial condition, results of operations, and cash flows.

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If AGIG is unable to complete or are substantially delayed in completing the development of any of its properties, its business, financial condition, and results of operations cash flows.

AGIG may face supply chain issues for the procurement of critical components that may impact its technology deployment cost estimates and schedule timelines.

AGIG has experienced and may in the future experience increases in the cost or a sustained interruption in the supply or shortage of materials necessary for the production, maintenance and service of its systems and related technologies. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and its business, prospects, financial condition, and operating results may be adversely affected.

Risks Related to AGIG’s Legal, Regulatory, and Environmental, Health and Safety Matters

AGIG and its industry partners use hazardous materials and must comply with applicable environmental, health and safety laws and regulations. Any claims relating to improper handling, storage or disposal of these materials or noncompliance with applicable laws and regulations could adversely affect AGIG’s business.

AGIG’s and its industry partners use hazardous chemicals and biological materials and are subject to a variety of international, federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials. Although AGIG and its industry partners have implemented safety procedures for handling and disposing of these materials and waste products, AGIG cannot be sure that its safety measures are compliant with legal requirements or adequate to eliminate the risk of accidental injury or contamination. In the event of contamination or injury, AGIG could be held liable for any resulting damages, and any liability could exceed its insurance coverage. There can be no assurance that neither AGIG nor any of its industry partners will violate environmental, health and safety laws as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations is expensive and time consuming, and the failure to comply with past, present, or future laws could result in the imposition of fines, third-party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations. AGIG’s liability in such an event may exceed its total assets. Liability under environmental laws can be joint and several and without regard to comparative fault. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair AGIG’s research, development or production efforts and harm its business. Accordingly, violations of present and future environmental laws by AGIG or any of its industry partners could restrict AGIG’s ability to develop and commercialize chemicals using its processes, build out or expand facilities, or pursue certain technologies, and could require AGIG and its industry partners to acquire equipment or incur potentially significant costs to comply with environmental regulations. In addition, AGIG’s hazardous materials and environmental laws and regulations related risks may augment as AGIG expands its international operations, including imposition of laws and regulations impacting its ability to transfer hazardous chemicals and biological materials between countries.

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AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.

AGIG’s primary operations are in United States and it maintains contractual relationships with partners and suppliers in the United Kingdom, Europe and other locations. AGIG is also continuing to invest to increase its presence in the United States. Managing this expansion requires additional resources and controls, and could subject AGIG to risks associated with international operations, including:

●	conformity with applicable business customs, including translation into foreign languages and associated expenses;

●	challenges in arranging, and availability of, financing for customers;

●	potential changes to AGIG’s established business model;

●	cost of alternative power sources, which could vary meaningfully in each location;

●	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

●	installation challenges, including those associated with local licensing and permitting requirements;

●	differing driving habits and transportation modalities in other markets;

●	different levels of demand among commercial, industrial and residential customers;

●	compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

●	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti-Bribery Act;

●	conforming products to various international regulatory and safety requirements;

●	difficulty in establishing, staffing and managing foreign operations;

●	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

●	restrictions on repatriation of earnings;

●	compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

●	challenges in obtaining intellectual property protection, policing the unauthorized use of intellectual property or pursuing enforcement of intellectual property rights;

●	geopolitical turmoil, including the ongoing invasion of the Ukraine by Russia or increased trade restrictions between European Union, Russia, China and other countries, social unrest, political instability, terrorism, or other acts of war which may further adversely impact supply chains, transportation and logistics; and

●	regional economic and political conditions.

In addition, any continued expansion is likely to involve the incurrence of significant upfront capital expenditures. As a result of these risks, AGIG’s current expansion efforts and any potential future international expansion efforts may not be successful.

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AGIG’s technology deployment sites require permitting and planning, some of which are in line with petrochemical standards, delays or being unable to secure these may adversely affect its deployment schedule.

As a technology company partnering with other companies in the alternative energy, fuel, and chemical industry, AGIG and its industry partners are subject to extensive regulatory laws, rules and regulations in a variety of jurisdictions. For example, the Toxic Substances Control Act, or TSCA, and analogous state laws and regulations impose requirements on the use, storage and disposal of chemicals. A similar program exists in the European Union, called REACH (Registration, Evaluation, Authorization, and Restriction of Chemical Substances). The Occupational Safety and Health Act and analogous state laws and regulations govern the protection of the health and safety of employees. The Clean Air Act and analogous state laws and regulations impose obligations related to air emissions. CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act) and analogous state laws and regulations govern the cleanup of hazardous substances. The Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws and regulations govern discharges into waters. In addition, AGIG and its industry partners are or will be required to obtain and maintain various approvals, permits, licenses, registrations, certifications and other requirements, such as air emission and water discharge permits, construction permits, boiler licenses and obtaining Microbial Commercial Activity Notices from the EPA. The development of new processes, manufacture of new products, commercial sales of AGIG’s products as well as geographic expansion, and in particular international expansion, will subject AGIG and/or its industry partners to additional regulatory rules and regulations.

As a condition to granting the permits and other approvals necessary for operating AGIG and its partners’ production plants, regulators could likewise make demands that increase AGIG’s construction and operating costs, and result in the procurement of additional financing. Failure to obtain and comply with all applicable permits and other approvals could halt construction and subject AGIG and its partners to future claims. AGIG therefore cannot guarantee procurement or compliance with the terms of all permits and all other approvals needed to complete AGIG and its partners’ production plants.

In addition to actual plant operations, liabilities could arise from investigation and cleanup of environmental contamination at AGIG and its partners’ production plants. AGIG and its partners may also be subject to third-party claims alleging property damage or personal injury due to the release of or exposure to hazardous substances. In addition, new laws, new regulations, new interpretations of existing laws or regulations, future governmental enforcement of environmental laws or other developments could result in significant expenditures.

Any failure by AGIG or its industry partners to comply with applicable regulatory rules and regulations could harm AGIG’s reputation as well as its business, financial condition and operating results. In addition, regulatory approvals, registrations, permits, licenses, certifications and other requirements may be denied or rescinded, resulting in significant delays, additional costs and abandonment of certain planned activities, or require AGIG to engage in costly and time-consuming efforts to remediate. Compliance with applicable regulatory rules and regulations can be costly and time consuming.

AGIG may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to its business, reputation and brand.

AGIG could be subject to claims that its products or technologies are defective or have malfunctioned, or even that persons were injured or purported to be injured as a result of such defects, and AGIG’s customers may bring legal claims against the AGIG to attempt to hold it liable. Any insurance that AGIG carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect AGIG’s brand, relationships with customers and vendors, operating results or financial condition.

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Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect AGIG’s business and results of its operations:

●	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

●	loss of existing or potential customers or partners;

●	interruptions or delays in sales;

●	delayed or lost revenue;

●	delay or failure to attain market acceptance;

●	delay in the development or release of new functionality or improvements;

●	negative publicity and reputational harm;

●	sales credits or refunds;

●	exposure of confidential or proprietary information;

●	diversion of development and customer service resources;

●	breach of warranty claims;

●	legal claims under applicable laws, rules and regulations; and

●	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although AGIG has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on AGIG’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert AGIG’s time and other resources and cause reputational harm.

Risks Related to AGIG’s Intellectual Property

AGIG has non-exclusive service agreements or licenses to some of its intellectual property related to its technological offering.

AGIG is a party to master license and service agreements with Alterra Energy, which allows AGIG access to develop multiple facilities. AGIG expects to enter into additional strategic partnering arrangements in the future. Under AGIG’s existing agreements, AGIG shares, and would share, develop, to various degrees, intellectual property and know-how. Any disputes as to ownership of intellectual property and know-how with a partner that may arise could encumber or prevent AGIG’s use of the disputed technology, could harm its relationship with the relevant partner and would likely negatively affect its commercialization plans with respect to that technology. Additionally, litigation may be necessary to resolve disputes as to the ownership of intellectual property rights as between AGIG and its industry partners, which can be costly, distracting to management and can harm its reputation and the value of its company. Further, AGIG may not be successful in defending its intellectual property rights in any such litigation, and if AGIG is unsuccessful, the value of its company could be seriously harmed.

AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.

AGIG’s success and ability to compete depend in large part upon protecting its proprietary technology. AGIG relies on a combination of patent, trademark and trade secret protection, confidentiality, nondisclosure and non-use agreements to protect its proprietary rights. The steps AGIG has taken may not be sufficient to prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of AGIG’s patents, trademarks and similar proprietary rights.

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AGIG’s patent rights may not provide commercially meaningful protection against competition.

The rights granted under any issued patents may not provide AGIG with proprietary protection or competitive advantages. The claims under any patents that issue from AGIG’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to AGIG’s. It is also possible that the intellectual property rights of others will bar AGIG from licensing and from exploiting any patents that are issued from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which AGIG has developed and are developing its technology. These patents and patent applications might have priority over AGIG’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of AGIG’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

AGIG may face costly intellectual property infringement claims, the result of which would decrease the amount of cash available to operate and complete its business plan.

AGIG anticipates that, from time to time, it will receive communications from third parties asserting that AGIG is infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, AGIG will evaluate their merits. Any claims of infringement brought forth by third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of AGIG’s products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial costs to AGIG and diversion of its resources, may be necessary to enforce its patents or other intellectual property rights or to defend AGIG against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on AGIG’s business, financial condition and results of operations.

AGIG may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, or lawsuits asserted by a third party, which could be expensive, time consuming and unsuccessful.

Competitors may infringe AGIG’s patent, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, AGIG may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of its management and scientific personnel. Any claims AGIG asserts against perceived infringers could provoke these parties to assert counterclaims against it alleging that AGIG infringes their patents, in addition to counterclaims asserting that AGIG’s patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of AGIG is invalid or unenforceable, in whole or in part, and that it does not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that AGIG does not have the right to stop the other party from using the invention at issue on the grounds that its patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving AGIG’s patent could limit its ability to assert those patents against those parties or other competitors, and may curtail or preclude its ability to exclude third parties from making and selling similar or competitive products. Similarly, if AGIG’s assets trademark infringement claims, a court may determine that the marks AGIG has asserted are invalid or unenforceable, or that the party against whom AGIG has asserted trademark infringement has superior rights to the trademarks in question. In this case, AGIG could ultimately be forced to cease use of such trademarks.

Even if AGIG establishes infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of AGIG’s confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could adversely affect the price of AGIG’s common shares. Moreover, there can be no assurance that AGIG will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if AGIG ultimately prevails in such claims, the monetary cost of such litigation and the diversion of the attention of its management and scientific personnel could outweigh any benefit AGIG receives as a result of the proceedings.

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Additionally, for certain of AGIG’s existing and future in-licensed patent rights, AGIG may not have the right to bring suit for infringement and may have to rely on third parties to enforce these rights for it. If AGIG cannot or choose not to take action against those it believes infringe its intellectual property rights, AGIG may have difficulty competing in certain markets where such potential infringers conduct their business, and its commercialization efforts may suffer as a result.

AGIG relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could harm AGIG’s business.

AGIG relies on trade secrets to protect some of its technology and proprietary information, especially where AGIG believes patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and used AGIG’s trade secrets would be expensive and time-consuming, and the outcome would be unpredictable. Moreover, if AGIG’s competitors independently develop similar knowledge, methods and know-how, it will be difficult for AGIG to enforce its rights and its business could be harmed.

Trade secrets can be difficult to protect and enforce, and AGIG’s inability to do so could adversely affect its competitive position.

In addition to the protection afforded by patents, AGIG relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that AGIG elects not to patent, processes for which patents are difficult to enforce and information or technology that is not covered by patents. Aspects of AGIG’s manufacturing process are protected by trade secrets. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

AGIG seeks to protect its proprietary know-how, trade secrets and processes, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with its employees, consultants, scientific advisors, CROs, manufacturers and contractors. These agreements typically limit the rights of third parties to use or disclose AGIG’s confidential information. However, AGIG may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. AGIG cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary processes. Monitoring unauthorized uses and disclosures is difficult and AGIG does not know whether the steps it has taken to protect its proprietary know-how and trade secrets will be effective. If any of AGIG’s employees, collaborators, CROs, manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, AGIG may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, AGIG could lose its trade secrets. AGIG also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While AGIG has confidence in these security measures, they may still be breached, and AGIG may not have adequate remedies for any breach.

In addition, AGIG’s trade secrets may otherwise become known or be independently discovered by competitors. Competitors could purchase AGIG’s product candidates, if approved, and attempt to replicate some or all of the competitive advantages AGIG derives from its development efforts, willfully infringe, misappropriate or otherwise violate AGIG’s intellectual property rights, design around AGIG’s protected know-how and trade secrets, or develop their own competitive technologies that fall outside of AGIG’s intellectual property rights. If any of AGIG’s trade secrets were to be lawfully obtained or independently developed by a competitor, AGIG would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with AGIG. If AGIG’s trade secrets are not adequately protected so as to protect its market against competitors’ products and technologies, AGIG’s competitive position could be adversely affected.

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AGIG depends on certain technologies that are sold or licensed to it. AGIG does not control these technologies or own the intellectual rights to these properties, and any loss of AGIG’s rights to them could prevent it from developing its process technologies.

AGIG depends on certain technologies that are sold or licensed to it. AGIG does not currently own any intellectual property rights, including the patents that underlie these licenses. AGIG’s rights to use the technologies it licenses are subject to the negotiation of, continuation of and compliance with the terms of those licenses. Thus, these patents and patent applications are not written by AGIG or its attorneys, and AGIG did not have control over the drafting and prosecution. The former patent owners and AGIG’s licensors might not have given the same attention to the drafting and prosecution of these patents and applications as AGIG would have if it had been the owners of the patents and applications and had control over the drafting. Moreover, under certain of AGIG’s licenses, patent prosecution activities remain under the control of the licensor. AGIG cannot be certain that drafting of the licensed patents and patent applications, or patent prosecution, by the licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights.

Legal action could be initiated against the owners of the technologies that AGIG licenses and an adverse outcome in such legal action could harm its business because it might prevent such companies or institutions from continuing to license technology that AGIG may need to operate its business. In addition, such licensors may resolve such litigation in a way that benefits them but adversely affects AGIG’s ability to have freedom to operate to develop and commercialize its products.

General Risks Related to AGIG

Governmental programs designed to incentivize the production and consumption of low carbon fuels and carbon capture and utilization, may be implemented in a way that does not include AGIG’s products or could be repealed, curtailed or otherwise changed, which would have a material adverse effect on AGIG’s business and financial condition.

AGIG and other participants in the alternative energy and fuel industry rely on governmental programs requiring or incentivizing the consumption of low carbon fuels. Renewable fuel has historically been more expensive to produce than fossil-based fuel, and these governmental programs support a market for biomass-based fuel that might not otherwise exist. If any of these governmental incentives are repealed, curtailed, or otherwise changed, AGIG would likely see a decrease in demand for low carbon fuels and reduced revenue. If AGIG is unable to effectively respond to governmental changes in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

Products produced by AGIG’s process technologies compete with or are intended to displace comparable products produced using fossil resources. The market prices for these alternatively produced products and commodities are subject to volatility and there is a limited amount of referenceable market data.

AGIG believes that there are a number of trends affecting its industry, including significant volatility in the price of the fossil-fuel feedstocks used to produce nearly all intermediate and basic chemicals, dramatic swings in earnings and difficulty in forecasting future performance; the increased availability of natural gas, especially in North America, and the growing spread between the price of crude oil and natural gas; the chemical industry increasingly building large-scale manufacturing facilities; and increasing interest in the environmental consequences of product purchases. While AGIG’s business may be positively affected by these trends, its results may also be favorably or unfavorably impacted by these and other trends that affect demand and pricing for intermediate and basic chemicals, including, among others, changes in feedstock availability and pricing, developments in AGIG’s industry and among its competitors, and changes in consumer preferences and demand. AGIG’s failure to effectively manage these trends could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing AGIG’s ability to perform to its customers’ expectations. Additionally, AGIG must often rely on its own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. Market research and projections by AGIG of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of AGIG’s management team. A failure in the demand for AGIG’s products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of AGIG.

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AGIG is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.

AGIG operates mainly through two entities, AGIG, which is a Delaware limited liability company and has a U.S. dollar functional currency, and AGIG’s wholly-owned subsidiary, Abundia Global Impact Group (Ireland) Limited, which is based in Kilpheak, Glenswilly, Co. Donegal Ireland and has a Euro functional currency. AGIG’s reporting currency is the U.S. dollar.

Significant fluctuations in U.S. dollar to Euro exchange rates could affect AGIG’s result of operations, cash position and funding requirements. To the extent that fluctuations in currency exchange rates cause AGIG’s results of operations to differ materially from its expectations or the expectations of its investors, the trading price of the combined company’s common stock could be adversely affected.

From time to time, AGIG may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. As part of AGIG’s risk management program, AGIG may enter into foreign exchange forward contracts to lock in the exchange rates for future foreign currency transactions, which is intended to reduce the variability of its operating costs and future cash flows denominated in currencies that differ from its functional currencies. AGIG does not enter into these contracts for trading purposes or speculation, and its management believes all such contracts are entered into as hedges of underlying transactions. Nonetheless, these instruments involve costs and have risks of their own in the form of transaction costs, credit requirements and counterparty risk. If AGIG’s hedging program is not successful, or if AGIG changes its hedging activities in the future, AGIG may experience significant unexpected expenses from fluctuations in exchange rates. Any hedging technique AGIG implements may fail to be effective. If AGIG’s hedging activities are not effective, changes in currency exchange rates may have a more significant impact on the trading price of its common stock.

Conditions in the financial markets and economic conditions in general may adversely affect AGIG’s ability to raise additional capital, execute its business plan or remain in business.

The business environment in which AGIG operates has been impacted by the effects of worldwide macroeconomic uncertainty. Economic activity improved slightly during 2024; however, economic concerns remain as a result of the cumulative weight of uncertainty regarding the economic conditions domestically and in foreign countries, including global political hostilities and other financial crises. Inflation has become elevated, reflecting demand and supply imbalances, supply chain issues, higher energy prices, fiscal stimulus and broader price pressures. Uncertainty surrounding the near-term direction of global markets, and the potential impact of these trends on the global economy, are expected to persist for the near term. Strategic risk, including threats to business models from rising interest rates and modest economic growth, remain high.

It is difficult to predict the extent to which these challenging economic conditions will persist or whether recent progress in the economic recovery will instead shift to the potential for further decline. If the economy does weaken in the future, it is uncertain how AGIG’s business would be affected and whether it would be able successfully to mitigate any such effects on its business. Accordingly, these factors in the global economy could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan or remain in business.

In 2023, multiple regional banks were either taken over by the Federal Deposit Insurance Corporation (FDIC) or entered receivership. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, AGIG’s ability to access its existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on AGIG’s business and financial condition. Weakness and volatility in capital markets and the economy, in general or as a result of bank failures or macroeconomic conditions such as rising inflation, could limit AGIG’s access to capital markets and increase its costs of borrowing.

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If AGIG loses key personnel or are unable to attract, integrate and retain additional key personnel, it could harm AGIG’s ability to meet its business objectives.

AGIG’s success depends to a significant degree upon the technical and management skills of its senior management team. The loss of the services of any of these individuals could have a material adverse effect on AGIG’s ability to achieve its corporate objectives and successfully execute its business plan. AGIG plans to implement an executive compensation policy that includes variable compensation based on performance as well as share-based compensation plans for the benefit of its key employees; however, AGIG cannot guarantee that this policy will be sufficient to retain these key employees. AGIG’s success also will depend upon its ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. AGIG competes for key personnel against numerous companies, including larger, more established companies with significantly greater financial resources than AGIG possesses. There can be no assurance that AGIG will be successful in attracting or retaining such personnel, and the failure to do so could harm its operations and its growth prospects.

If AGIG experiences a significant disruption in its information technology systems, including security breaches, or if AGIG fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected.

AGIG relies on information technology systems to keep financial records and corporate records, communicate with staff and external parties and operate other critical functions, including sales and manufacturing processes. AGIG’s information technology systems are potentially vulnerable to disruption due to breakdown or malicious intrusion and computer viruses. If AGIG were to experience a prolonged system disruption in its information technology systems, it could negatively impact the coordination of AGIG’s sales, planning and manufacturing activities, which could adversely affect its business. In addition, in order to maximize AGIG’s information technology efficiency, AGIG has physically consolidated its primary corporate data and computer operations. This concentration, however, exposes AGIG to a greater risk of disruption to its internal information technology systems. Although AGIG maintain offsite back-ups of its data, if operations at its facilities were disrupted, it may cause a material disruption in AGIG’s business if it is not capable of restoring function on an acceptable time frame.

In addition, AGIG’s information technology systems are potentially vulnerable to cyber-attacks or other data security breaches-whether by employees or others-which may expose sensitive data to unauthorized persons. Such data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the public exposure of sensitive and confidential information of AGIG’s employees, customers, suppliers and others, any of which could have a material adverse effect on its business, financial condition and results of operations.

While AGIG has implemented a number of protective measures, including firewalls, antivirus and malware detection tools, patches, log monitors, routine back-ups, system audits, routine password modifications and disaster recovery procedures, such measures may not be adequate or implemented properly to prevent or fully address the adverse effect of such events, and in some cases, AGIG may be unaware of an incident or its magnitude and effects. If AGIG is unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, its operations could be disrupted, and AGIG may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Natural or man-made disasters, social, economic and political instability, and other similar events—including pandemics—may significantly disrupt AGIG’s and its industry partners’ businesses, and negatively impact AGIG’s results of operations and financial condition.

AGIG’s corporate headquarters are located in the U.S., with planned facilities in Houston, Texas, U.S., and AGIG anticipates working with its industry partners in multiple other locations, including non-U.S. sites. AGIG’s locations, including potential non-U.S. locations, may be subject to social, economic and political instability, such as social uprisings. Additionally, any of AGIG’s or its industry partners’ facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, tsunamis, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks and power outages, which may render it difficult or impossible for AGIG or its industry partners to operate AGIG’s business for some period of time. AGIG and its industry partners’ facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in AGIG’s or its industry partners’ operations could negatively impact AGIG’s business and results of operations, and harm its reputation. AGIG’s disaster recovery plan may not be sufficient to address an actual disaster, in particular any events that negatively impact AGIG’s or its industry partners’ physical infrastructures. In addition, AGIG and its industry partners may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on AGIG’s results of operations and financial condition, and success as an overall business.

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Risks Related to Ownership of Our Securities

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If any of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and the price and trading volume of our common stock may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

We do not intend to pay cash dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding changes to tariffs, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

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Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of common stock, restricted stock units or warrants to purchase common stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our common stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We  may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities;

●	warrants to purchase shares of our common stock, preferred stock or debt securities;

●	rights to purchase shares of our common stock, preferred stock or other securities; and/or

●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 310,000,000 shares of its capital stock consisting of (a) 300,000,000 shares of common stock, par value $0.001 per share, and (b) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board of directors (the “Board”). As of September 15, 2025, 34,116,417 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, of which 34,116,417 shares were issued and outstanding as of September 15, 2025. Additional shares of authorized common stock may be issued, as authorized by the Board from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent the Board specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this registration statement or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this registration statement, when issued and paid for, will also be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding as of the date of this prospectus. The Board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by the Board. The Board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

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The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into this registration statement the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we are offering, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;
●	the number of shares we are offering and purchase price per share;
●	the liquidation preference, if any;
●	the terms on which dividends, if any, will be paid;
●	the voting rights, if any, on the shares of the series;
●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the terms on which the shares may be redeemed, if at all;
●	any listing of the preferred stock on any securities exchange or market;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and
●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

In September 2019, we issued warrants in conjunction with a bridge loan. The warrants are exercisable, for a period of ten years, expiring September 18, 2029, to purchase an aggregate of 94,400 shares of common stock at $2.50 per share. The relative fair value of the warrants was determined on the date of grant at $144,948 using the Black Scholes option-pricing model with the following parameters: (1) risk free interest rate of 1.80% based on the applicable US Treasury bill rate; (2) expected life in years of 10.0; (3) expected stock volatility of 82.9% based on the trading history of the Company; and (4) expected dividend yield of 0%. The relative fair value of the warrants was recorded as debt discount on the bridge loan notes and was amortized as additional interest expense over the term of the notes.

Anti-Takeover Provisions

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and amended and restated bylaws.

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Certificate of Incorporation and Bylaws

Preferred Stock. Under our certificate of incorporation, the Board has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, all of which are currently undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

●	delay, defer or prevent a change in control;
●	discourage bids for our common stock at a premium over the market price of our common stock;
●	adversely affect the voting and other rights of the holders of our common stock; and
●	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to the Board and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our amended and restated bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 90th day, nor later than the close of business on the 70th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of the Board or holders of at least ten percent (10%) of the shares entitled to vote at a meeting. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our certificate of incorporation does not include a provision for cumulative voting for directors.

Classified Board; Removal of Director. Our certificate of incorporation provides that the members of the Board are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the Board are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our certificate of incorporation provides that no director may be removed without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the Board cannot be changed in one year without removing the directors by a vote of two-thirds of the stockholders; rather, at least two annual meetings must be held before a majority of the members of the Board could be changed.

Indemnification. Our certificate of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 defines “business combination” to include any of the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

Limitation on Directors’ Liability; Indemnification

Our certificate of incorporation contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar & Transfer Co., Inc., which is located at 440 East 400 South, Suite 200, Salt Lake City, Utah 84111 and its telephone number is 801-571-8844.

NYSE American Listing

Our common stock is listed on NYSE American under the symbol “HUSA”.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an “Indenture”), which are contracts entered into between us and a trustee to be named therein. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

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●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

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●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

In September 2019, we issued warrants in conjunction with a bridge loan. The warrants are exercisable, for a period of ten years, expiring September 18, 2029, to purchase an aggregate of 94,400 shares of common stock at $2.50 per share. The relative fair value of the warrants was determined on the date of grant at $144,948 using the Black Scholes option-pricing model with the following parameters: (1) risk free interest rate of 1.80% based on the applicable US Treasury bill rate; (2) expected life in years of 10.0; (3) expected stock volatility of 82.9% based on the trading history of the Company; and (4) expected dividend yield of 0%. The relative fair value of the warrants was recorded as debt discount on the bridge loan notes and was amortized as additional interest expense over the term of the notes.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for common stock, preferred stock or other securities upon the exercise of the rights;

●	the number of rights issued or to be issued to each holder;

●	the number and terms of common stock, preferred stock or other securities which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

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PLAN OF DISTRIBUTION

General

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	through underwriters or dealers;

●	through agents;

●	directly by us to purchasers;

●	in a rights offering;

●	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any commissions paid to agents;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any delayed delivery arrangements;

●	any additional risk factors applicable to the securities that we propose to sell; and

●	any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently traded on Nasdaq. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Houston American Energy Corp. as of December 31, 2024 and December 31, 2023, and for each of the years then ended, incorporated in this registration statement by reference to Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Abundia Global Impact Group, Inc. as of December 31, 2024 and December 31, 2023, and for each of the years then ended, incorporated in this registration statement by reference to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 11, 2025, have been so incorporated in reliance upon the report of Baker Tilly US, LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in auditing and accounting.

Certain estimates of our proved oil and gas reserves at December 31, 2024 and incorporated by reference herein were based upon engineering reports prepared by Russell K. Hall & Associates, Inc., independent petroleum consultants. These estimates are incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at https://houstonamerican.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025, as amended on April 30, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025 and for the quarter ended June 30, 3025, filed with the SEC on August 15, 2025;
●	our Definitive Proxy Statement on Schedule 14A for our special meeting of stockholders held on April 24, 2025, filed with the SEC on April 11, 2025;
●	our Preliminary Information Statement on Schedule 14C, filed with the SEC on September 9, 2025; and
●	our Current Reports on Forms 8-K filed with the SEC on March 3, 2025, April 28, 2025, May 28, 2025, June 13, 2025, June 18, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 1, 2025, July 16, 2025, August 1, 2025, August 4, 2025, August 15, 2025, and September 11, 2025.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

Attn: Secretary

Copies of these filings are also available on our website at https://houstonamerican.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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$300,000,000

Houston American Energy Corp.

Common Stock
Preferred Stock
Debt Securities

Warrants

Rights

Units

PROSPECTUS

The date of this prospectus is           , 2025.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$46,000
Transfer Agent and Registrar fees and expenses	2,500
Legal fees and expenses	30,000
Printing fees and expenses	–
Accounting fees and expenses	32,520
Miscellaneous fees and expenses	1,250
Total	112,270

* These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

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We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on September 16, 2025.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ Edward Gillespie
Name:	Edward Gillespie
Title:	CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Edward Gillespie, with full power of substitution and re-substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Edward Gillespie	Chief Executive Officer	September 16, 2025
Edward Gillespie	(Principal Executive Officer)

/s/ Lucie Harwood	Chief Financial Officer	September 16, 2025
Lucie Harwood	(Principal Financial Officer, Principal Accounting Officer)

/s/ Robert Bailey	Director	September 16, 2025
Robert Bailey

/s/ Martha Crawford	Director	September 16, 2025
Martha Crawford

/s/ Matther Henninger	Director	September 16, 2025
Matthew Henninger

/s/ Peter Longo	Director	September 16, 2025
Peter Longo

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	At-The-Market Issuance Sales Agreement, dated November 18, 2022, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 18, 2022 and incorporated by reference herein).
3.1	Certificate of Incorporation, filed April 2, 2001 (filed with our registration statement on Form S-4 on August 3, 2001 and incorporated by reference herein)
3.2	Certificate of Amendment to Certificate of Incorporation, filed September 25, 2001 (filed with our registration statement on Form S-4 on October 1, 2001 and incorporated by reference herein)
3.3	Certificate of Amendment to Certificate of Incorporation, dated June 11, 2013 (filed with our Definitive Proxy Statement on Schedule 14A on April 23, 2013 and incorporated by reference herein)
3.4	Certificate of Amendment to Certificate of Incorporation, filed July 21, 2020 (filed with our Current Report on Form 8-K on July 21, 2020 and incorporated herein by reference).
3.5	Certificate of Amendment to Certificate of Incorporation (filed with our Amendment No. 1 to the registration statement on Form S-3 on October 31, 2024 and incorporated by reference herein).
3.6	Certificate of Amendment to Certificate of Incorporation, filed May 22, 2025 (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
3.7	Certificate of Amendment to Certificate of Incorporation, filed June 4, 2025 (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
3.8	Amended and Restated Bylaws, adopted June 26, 2023 (filed with our Current Report on Form 8-K on June 29, 2023 and incorporated by reference herein)
4.1	Form of 2019 Bridge Loan Note (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
4.2	Form of 2019 Warrant (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
4.3	Description of Securities (filed with our Amendment No. 1 to Quarterly Report on Form 10-K for FY 2023 on April 4, 2024 and incorporated by reference herein).
4.4	Text of Common Stock Certificate of Houston American Energy Corp (filed with our registration statement on Form S-4 on August 3, 2001 and incorporated by reference herein)
4.5	Form of Senior Indenture (filed with our registration statement on Form S-3 on June 25, 2009 and incorporated by reference herein).
4.6	Form of Subordinated Indenture (filed with our registration statement on Form S-3 on June 25, 2009 and incorporated by reference herein).
4.7	Senior Secured Convertible Note, dated July 10, 2025 (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
4.8**	Form of Certificate of Designations
4.9**	Form of Preferred Stock Certificate
4.10**	Form of Warrant Agreement and Warrant Certificate
4.11**	Form of Rights Agreement and Rights Certificate
4.12**	Form of Unit Agreement and Unit Certificate
4.13**	Form of Indenture
5.1*	Opinion of Sullivan & Worcester LLP.
10.1	Purchase Agreement, dated as of July 10, 2025, by and between Houston American Energy Corp. and Tumim (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
10.2	Registration Rights Agreement, dated as of July 10, 2025, by and between Houston American Energy Corp. and Tumim (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
10.3	Share Exchange Agreement dated February 20, 2025, between Houston American Energy Corp., Abundia Financial, LLC, and Bower Family Holdings, LLC (filed with our Current Report on Form 8-K on February 24, 2025 and incorporated by reference herein).
10.4	Securities Purchase Agreement dated January 22, 2025, between Houston American Energy Corp. and the purchasers thereto (filed with our Current Report on Form 8-K on January 23, 2025 and incorporated by reference herein).
10.5	Placement Agency Agreement dated January 22, 2025, between Univest Securities, LLC and Houston American Energy Corp (filed with our Current Report on Form 8-K on January 23, 2025 and incorporated by reference herein).
10.6	Form of Indemnification Agreement (filed with our Current Report on Form 8-K on January 16, 2025 and incorporated by reference herein).
10.7	Engagement Letter, dated October 26, 2024, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).

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10.8±	Subscription Agreement, dated November 8, 2024, by and between Houston American Energy Corp. and the undersigned purchaser on the signature page thereto (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).
10.9†	Agreement, dated November 11, 2024, by and between Houston American Energy Corp. and John Terwilliger (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).
10.10	Form of 2019 Bridge Loan Agreement (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
10.11	At-The-Market Issuance Sales Agreement, dated November 18, 2022, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 18, 2022 and incorporated by reference herein).
10.12†	Houston American Energy Corp. 2021 Equity Incentive Plan (filed with our Definitive Proxy Statement on Schedule 14A on April 28, 2021 and incorporated by reference herein).
10.13†	Houston American Energy Corp. 2017 Equity Incentive Plan (filed with our Definitive Proxy Statement on Schedule 14A on July 24, 2017 and incorporated by reference herein).
10.14†	Production Incentive Compensation Plan (filed with our Quarterly Report on Form 10-Q on August 14, 2013 and incorporated by reference herein)
10.15†	Form of Change in Control Agreement, dated June 11, 2012 (filed with our Current Report on Form 8-K on June 14, 2012 and incorporated by reference herein).
10.16	Securities Purchase Agreement, dated July 10, 2025, by and between Houston American Energy Corp. and 3i, LP (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
10.17	Registration Rights Agreement, dated July 10, 2025, by and between Houston American Energy Corp. and 3i, LP (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
10.18	Security Agreement, dated July 10, 2025, by and among Houston American Energy Corp., Abundia Global Impact Group, LLC and 3i, LP (filed with our Registration Statement on Form S-1 on July 31, 2025 and incorporated by reference herein).
10.19	Purchase and Sale Agreement, dated November 21, 2024, between the Company, Abundia Global Impact Group, LLC, and TGS Cedar Point Partners LP (filed with our Quarterly Report on Form 10-Q on August 15, 2025 and incorporated by reference herein).
10.20	First Amendment to Purchase and Sale Agreement, dated April 21, 2025, between the Company, Abundia Global Impact Group, LLC, and TGS Cedar Point Partners LP (filed with our Quarterly Report on Form 10-Q on August 15, 2025 and incorporated by reference herein).
10.21	Service Agreement, effective November 1, 2024, by and between Abundia Global Impact Group LLC and Port House Consultants Limited (filed with our Quarterly Report on Form 10-Q on August 15, 2025 and incorporated by reference herein).
10.22	Employment Agreement, effective November 1, 2024, by and between Abundia Global Impact Group (Ireland) Limited and Lucie Harwood (filed with our Quarterly Report on Form 10-Q on August 15, 2025 and incorporated by reference herein).
10.23	Service Agreement, effective November 1, 2024, by and between Abundia Global Impact Group, LLC and Blockbox LLC (filed with our Quarterly Report on Form 10-Q on August 15, 2025 and incorporated by reference herein).
23.1*	Consent of Marcum LLP
23.2*	Consent of Baker Tilly US, LLP.
23.3*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
23.4*	Consent of Russell K. Hall and Associates, Inc.
24.1*	Power of Attorney (see signature page hereto)
25.1***	Form T-1 Statement of Eligibility of Trustee
107*	Calculation of Registration Fee.

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.
†	Indicates a management contract, compensatory plan, or arrangement.
*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

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